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                                                                       EXHIBIT 9




December 18, 2001


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, D.C. 20549


Re:      North American Funds Variable Product Series II
         File Numbers 333-53589 and 811-08789


Dear Sir or Madam:

As counsel to North American Funds Variable Product Series II (the "Registrant"), it is my opinion that the securities being registered by this Post-Effective Amendment No. 3 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to the Registrant, including its Amendment and Declaration of Trust, its By-laws, other records, documents, papers, statutes, and authorities as deemed necessary to form the basis of this opinion. Therefore, I consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement.

Sincerely,

/s/
Nori L. Gabert
Vice President and Secretary